Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 16th day of February, 2021.

Indigo Mexico Coöperatief U.A.

By:	/s/ William A. Franke
Name:	William A. Franke
Title:	Authorized Signatory

Long Bar LatAm LLC

By:	/s/ William A. Franke
Name:	William A. Franke
Title:	Member

Long Bar LatAm II LP

By:	/s/ William A. Franke
Name:	William A. Franke
Title:	President and Chief Executive Officer

Indigo LatAm LP
By:	Indigo LatAm Management LLC, its general partner

By:	/s/ William A. Franke
Name:	William A. Franke
Title:	Member

Indigo Mexico LLC
By:	Indigo Partners Management III LLC, its managing member
By	Indigo Partners III LLC, its managing member

By:	/s/ William A. Franke
Name:	William A. Franke
Title:	Managing Member

William A. Franke

/s/ William A. Franke

SCHEDULE A

The name, present principal occupation or employment, business address and citizenship of each of the Managers of Indigo Partners LLC and Directors of Indigo Mexico Coöperatief U.A. are set forth below.

Managers of Indigo Partners LLC

Name	Present Principal Occupation or Employment	Business Address	Citizenship

William A. Franke	Officer & Director of Indigo Partners LLC	2525 E. Camelback Rd. Suite 900, Phoenix, AZ 85016	United States

Brian H. Franke	Officer & Director of Indigo Partners LLC	2525 E. Camelback Rd. Suite 900, Phoenix, AZ 85016	United States

Kenneth E. Klingler	Officer & Director of Indigo Partners LLC	2525 E. Camelback Rd. Suite 900, Phoenix, AZ 85016	United States

Directors of Indigo Mexico Coöperatief U.A.

Name	Present Principal Occupation or Employment	Business Address	Citizenship

Laurentius Ireneus Winfridus Klein	employee of Vistra Netherlands	Herikerbergweg 88, 1101 CM Amsterdam, the Netherlands	Dutch

Tim van de Schraaf	employee of Vistra Netherlands	Herikerbergweg 88, 1101 CM Amsterdam, the Netherlands	Dutch